UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  April 15, 2009

WELLQUEST MEDICAL & WELLNESS CORPORATION

(Exact name of registrant as specified in charter)

Oklahoma	333-149260	20-1842879
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3400 SE Macy Rd, #18, Bentonville, Arkansas     72712

 (Address of principal executive offices)       (Zip Code)

Registrant’s telephone number, including area code: (479) 845-0880

Copies to:

Gregory Sichenzia, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 15, 2009, WellQuest Medical & Wellness Corporation (the “Company”) borrowed $50,000 from Steve Swift, the Company’s CEO.  The Company issued Mr. Swift a convertible debenture in the principal face amount of $50,000.  The Debenture matures on the second anniversary of the date of issuance (the “Maturity Date”) and bear interest at the annual rate of 10%.  The Company is not required to make any payments until the Maturity Date.

Mr. Swift may convert, at any time, any amount outstanding under the Debentures into shares of common stock of the Company (the “Common Stock”) at a conversion price equal to the last sale price of the Company’s common stock on the trading day preceding the conversion date.

Item 3.02

Unregistered Sales of Equity Securities.

See Item 1.01 above for a description of the transactions pursuant to which the Company issued the Debenture. All securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.01	Form of Convertible Debenture

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLQUEST MEDICAL & WELLNESS CORPORATION

Dated: April 20, 2009

By:  /s/ GREG PRIMM

Name: Greg Primm

Title: Chief Financial Officer